UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
  ______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2018
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Renewable Energy Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-35397	26-4785427
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
416 South Bell Avenue
Ames, Iowa 50010
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (515) 239-8000
 ______________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

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☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Michael A. Jackson has retired as a member of the Board of Directors (the "Board") of Renewable Energy Group, Inc. (the “Company”) and submitted his resignation, effective March 14, 2018.

(c)
On March 14, 2018, the Board appointed James C. Borel and Debora M. Frodl as members of the Board. Mr. Borel will serve as a Class I director and his term will expire at the 2018 annual meeting of stockholders. The Board will nominate Mr. Borel for re-election as a Class I director at the 2018 annual meeting of stockholders. Mr. Borel has been appointed to the Board's Compensation and Audit Committees. Ms. Frodl will serve as a Class II director and her term will expire at the 2019 annual meeting of stockholders. Ms. Frodl has been appointed to the Board's Nominating and Governance and Risk Management Committees.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 15, 2018

RENEWABLE ENERGY GROUP, INC.

By:	/s/ Chad Stone
Chad Stone
Chief Financial Officer